Exhibit 24.1

POWER OF ATTORNEY

FORM 10-K ANNUAL REPORT FOR FISCAL 2005

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert B. Goergen, Robert H. Barghaus and Bruce D. Kreiger, and each of them, until July 31, 2005, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and revocation, for him or her and in his or her name, place and stead, in any and all capacities, to sign the Form 10-K Annual Report of Blyth, Inc. for the fiscal year ended January 31, 2005, and any amendments thereto, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Robert B. Goergen	Chairman and Chief Executive Officer;	April 15, 2005
Robert B. Goergen	Director (Principal Executive Officer)

/s/ Robert H. Barghaus	Vice President and Chief	April 15, 2005
Robert H. Barghaus	Financial Officer (Principal Financial and Accounting Officer)

/s/ Roger A. Anderson	Director	April 15, 2005
Roger A. Anderson

/s/ John W. Burkhart	Director	April 15, 2005
John W. Burkhart

/s/ Pamela M. Goergen	Director	April 15, 2005
Pamela M. Goergen

/s/ Neal I. Goldman	Director	April 15, 2005
Neal I. Goldman

/s/ Carol J. Hochman	Director	April 15, 2005
Carol J. Hochman

/s/ Wilma H. Jordan	Director	April 15, 2005
Wilma H. Jordan

/s/ James M. McTaggart	Director	April 15, 2005
James M. McTaggart

/s/ John E. Preschlack	Director	April 15, 2005
John E. Preschlack

/s/ Howard E. Rose	Director	April 15, 2005
Howard E. Rose